AIM UTILITIES FUND                                                SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING  9/30/2006
FILE NUMBER 811-3826
SERIES NO.: 9

72DD  1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                                                      $ 1,980
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                                                      $   367
        Class C                                                      $   101
        Investor Class                                               $ 1,068
        Institutional Class                                          $    19

73A.
      1 Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
        Dividends from net investment income
        Class A                                                     000.1845
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                                                     000.1291
        Class C                                                     000.1293
        Investor Class                                              000.1859
        Institutional Class                                         000.2087

74U.
      1 Number of shares outstanding (000's Omitted)
        Class A                                                       11,154
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                                                        2,827
        Class C                                                          875
        Investor Class                                                 5,905
        Institutional Class                                              119

74V.
      1 Net asset value per share (to nearest cent)
        Class A                                                      $ 15.33
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                                      $ 15.38
        Class C                                                      $ 15.49
        Investor Class                                               $ 15.45
        Institutional Class                                          $ 15.32